UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 20, 2025

Federal Realty Investment Trust
Federal Realty OP LP
(Exact name of registrant as specified in its charter)

Federal Realty Investment Trust

Maryland	1-07533	87-3916363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Federal Realty OP LP

Delaware	333-262016-01	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Rose Avenue, Suite 200, North Bethesda, Maryland		20852-4041
(Address of principal executive offices)		(Zip Code)
Registrants’ telephone number including area code:
301/998-8100

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Federal Realty Investment Trust

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest $.01 par value per share, with associated Common Share Purchase Rights	FRT	New York Stock Exchange
Depositary Shares, each representing 1/1000 of a share of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share	FRT-C	New York Stock Exchange
Federal Realty OP LP

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Federal Realty Investment Trust
☐
Federal Realty OP LP
☐
If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.
Amendment and Restatement of Term Loan Agreement
On March 20, 2025, Federal Realty OP LP (the “Partnership”), together with its wholly-owned subsidiary, FRIT San Jose Town and Country Village, LLC (“FRIT San Jose” and, together with the Partnership, collectively the “Borrowers”), entered into an Amended and Restated Term Loan Agreement (the “New Agreement”), by and among the Partnership and FRIT San Jose, as Borrowers, the financial institutions party thereto and their permitted assignees, as Lenders, PNC Bank, National Association, as Administrative Agent, and the other parties thereto.
The New Agreement replaces that certain Term Loan Agreement, dated as of May 6, 2020 (as amended, the “Prior Agreement”), by and among the Partnership, as Borrower, and the financial institutions party thereto. Under the Prior Agreement, the Partnership had an outstanding unsecured term loan with a balance of $600 million and a maturity date of April 16, 2025 (the “Existing Term Loan”).
Beginning on March 20, 2025, the New Agreement will govern the Existing Term Loan. In addition to the Existing Term Loan, the New Agreement allows the Borrowers to borrow up to an additional $150 million in the form of one or more unsecured term loans until December 20, 2025. Under an accordion feature, the Borrowers also have the right to request additional loans, subject to an aggregate maximum of $1.0 billion borrowed under the New Agreement. All indebtedness under the New Agreement, including the Existing Term Loan and any additional unsecured term loans, will mature on March 20, 2028, subject to two twelve-month extensions at the option of the Borrowers.
Generally, loans under the New Agreement bear interest, at the option of the Borrowers, at a rate based on (i) SOFR, plus 0.10%, or (ii) a Base Rate (as defined therein), in each case plus an applicable margin that depends on the Partnership’s credit rating. The applicable margins for SOFR loans under the New Agreement range from 75 basis points to 160 basis points, and the applicable margins for Base Rate loans under the New Agreement range from 0 basis points to 60 basis points. As of March 20, 2025, the applicable margin for SOFR loans, including the Existing Term Loan, is 85 basis points.
The New Agreement contains customary restrictions on the Borrowers’ businesses, financial maintenance covenants, and events of default, including a cross default to the Borrowers’ other material indebtedness, all of which are similar to the terms of the Prior Agreement.
The foregoing does not constitute a complete summary of the terms and conditions of the New Agreement, which is attached hereto as Exhibit 10.1. The description contained herein of the terms of the New Agreement is qualified in its entirety by reference to the New Agreement.
Affiliates of certain lenders under the New Agreement have served, and may serve in the future, as underwriters in connection with public offerings of equity and debt securities by Federal Realty Investment Trust (the “Parent Company”) and/or the Partnership, including serving as agent and/or principal pursuant to an equity distribution agreement in connection with the Parent Company’s “at the market” equity offering program. In addition, affiliates of certain lenders under the New Agreement have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Parent Company, the Partnership or their affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

Item 1.02.	Termination of a Material Definitive Agreement.
The disclosure required by this Item 1.02 is included in Item 1.01 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	Amended and Restated Term Loan Agreement, dated as of March 20, 2025, by and among the Partnership, FRIT San Jose, the financial institutions party thereto, as Lenders, PNC Bank, National Association, as Administrative Agent, and the other parties thereto.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST
FEDERAL REALTY OP LP

Date: March 21, 2025	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-Chief Legal Officer and Secretary